Exhibit 3.1

Third Amended and Restated

Articles of Incorporation

of

US BioEnergy Corporation

Pursuant to SDCL 47-1A-1106(2), the following Third Amended and Restated Articles of Incorporation shall, immediately upon the effective time of the merger of Host Acquisition Corporation with and into the undersigned corporation as the surviving corporation, be the Articles of Incorporation of the undersigned corporation and shall supersede the original articles of incorporation and all amendments and restatements thereto of the undersigned corporation:

Article I

The name of the corporation shall be US BioEnergy Corporation (the “Corporation”).

Article II

A.	The street address of the principal office of the corporation is:

100 22nd Avenue,

Brookings, SD 57006

B.	The street address of the initial registered office of the corporation is:

CT Corporation System

319 South Coteau Street

Pierre, SD 57006-2037

C.	The name and address of each incorporator of the Corporation is:

Name:	Address:
Steven P. Myers	1342 Wahpeton Pass
Brookings, South Dakota 57006

Jill Wilts	326 Main Avenue
Suite 209
Brookings, South Dakota 57006

Article III

The nature of the business of the Corporation and the objects and purposes proposed to be transacted, promoted and carried on by it are as follows:

A. To conduct all activities authorized by law and specifically to develop and thereafter own and operate sources of energy production and development and to conduct such other activities as may be connected therewith, and such other business or activities as shall be considered desirable by the Board of Directors; and

B. To do each and every act necessary to carry out the purposes and objectives as stated herein and exercise all powers conferred by the laws of the State of South Dakota on corporations as provided by the Act or any amendments thereto.

Article IV

A. Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of common voting stock, par value $0.01 per share (“Common Stock”).

B. Power to Issue, Sell and Purchase Shares; Share Dividends. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to issue shares of one class or series as a share dividend in respect of shares of another class or series, as the Board of Directors shall from time to time, in its discretion, determine, and as otherwise permitted by law.

C. No Preemptive Rights. Except as may otherwise be expressly agreed by the Corporation, holders of Common Stock shall have no preemptive rights to purchase stock of the Corporation or securities convertible into or carrying a right to subscribe for or acquire stock of the Corporation.

Article V

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors of the Corporation. Any director or the entire Board of Directors of the Corporation may be removed, with or without cause, at any time by the holders of a majority of the shares of Common Stock then entitled to vote at an election of Directors or by written consent of the shareholders.

C. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Act, these Articles of Incorporation, and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

Article VI

To the fullest extent permitted by the laws and statutes of the State of South Dakota as the same exist or may hereafter be amended, no person who is or was a director of this corporation shall be held liable to the corporation or its shareholders for money damages for any action taken, or the failure to take any action, as a director. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Article VII

A. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

B. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

C. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

D. Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Article VIII

The books of the Corporation may be kept (subject to any provision contained in the Act) outside the State of South Dakota at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article IX

To the fullest extent permitted by the South Dakota Domestic Public Corporation Takeover Act as the same exists or may hereafter be amended (the “Takeover Act”), the Corporation hereby expressly opts out of Sections 47-33-8 through 47-33-16 of the Takeover Act, inclusive, and such sections of the Takeover Act shall be inapplicable to the Corporation or to control share acquisitions of shares of the Corporation.

Article X

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of South Dakota, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws.

Article XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed in these Articles of Incorporation, the Corporation’s Bylaws or the Act, and all rights herein conferred upon shareholders are granted subject to such reservation.

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In Witness Whereof, the Corporation has caused these Articles of Incorporation to be executed on its behalf this 31st day of March, 2008.

US BioEnergy Corporation

By:	/s/ Gordon Ommen
Name:	Gordon Ommen
Title:	President & CEO

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